UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 17, 2009

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15317	98-0152841
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, CA 92123

(Address of principal executive offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Grant of Restricted Stock Units

On November 17, 2009, the Compensation Committee of ResMed’s Board of Directors decided to introduce restricted stock units (“RSUs”) into ResMed’s compensation programs and provided certain employees, including the named executive officers, the choice to receive stock options, RSUs, or a combination of stock options and RSUs. Each of the named executive officers, except for Peter Farrell, the Executive Chairman of the Company, subsequently elected to receive all or a portion of their allotment as RSUs. On December 17, 2009, the Compensation Committee approved the grant of RSUs under the ResMed Inc. 2009 Incentive Award Plan to certain officers, including the named executive officers as set forth in the table below. The grant of RSUs was effective December 17, 2009.

Named Executive Officer	Number of RSU’s granted

Kieran Gallahue, President and Chief Executive Officer	28,571

Brett Sandercock, Chief Financial Officer	20,000

David Pendarvis, Sr. Vice President, Organizational Development and General Counsel	10,000

Rob Douglas, Chief Operating Officer – Asia Pacific	20,000

In connection with each grant, each recipient will enter into a Restricted Stock Unit Award Agreement (“Award Agreement”), substantially in the form attached as Exhibit 10.1. The Award Agreement provides, among other things, that the RSUs are subject to a performance condition that must be satisfied in order for the RSUs to be earned. The condition is intended to allow the awards to qualify as performance-based compensation for purposes of U.S. Internal Revenue Code §162(m). The performance condition is based on ResMed’s net profit after tax as a percentage of revenue compared to certain pre-established criteria.

Subject to satisfaction of the performance condition and the holder’s continued employment through the applicable vesting date, each earned RSU will vest in four equal installments of 25 percent on November 11 of each year, with the first such installment vesting on November 11, 2010. Notwithstanding satisfaction of the performance condition, the RSUs will vest in full immediately on certain changes in control, as defined. On the vesting of any earned RSUs, ResMed will deliver to the holder the number of shares of common stock equal to the number of earned RSUs that vested on the applicable vesting date.

As to all holders of RSUs that are subject to U.S. taxation (and such other holders as ResMed may determine), ResMed will withhold from the number of shares issuable on vesting of the RSUs a sufficient number of shares with a fair market value (as defined) equal to the sums required by applicable law to be withheld or paid. RSUs generally will be forfeited, and the underlying shares of common stock will not be issued, if the applicable performance conditions or vesting conditions are not met. Holders do not have voting rights or rights to dividends with respect to the RSUs.

The foregoing summary is qualified by reference to the Restricted Stock Unit Award Agreement, a copy of which is attached as Exhibit 10.1 and incorporated here by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibits:	Description of Document

10.1	Form of Restricted Stock Unit Award Agreement

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

RESMED INC.

Date: December 23, 2009	By:	/s/ DAVID PENDARVIS
	Name:	David Pendarvis
	Its:	Secretary, Global General Counsel and
Senior Vice President – Organizational Development

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